UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

HOME PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13136	16-1455126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

850 Clinton Square
Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 546-4900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 23, 2015, Home Properties, Inc. (the “Company”) issued a press release announcing a cash dividend equal to $0.00844 per share of common stock for each day elapsed from and including October 1, 2015 (or, if the previously announced merger with affiliates of Lone Star Funds is approved by the Company’s stockholders on a later date, from and including such later date) and ending on the day before the closing date of the merger (the “closing date”).  The dividend is payable on the closing date to stockholders of record at the close of business on the second business day prior to the closing date, but will not be paid if the merger agreement is terminated or if the merger does not close on or before December 31, 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to obtain required stockholder approval required to consummate the proposed merger; the satisfaction or waiver of other conditions in the Merger Agreement;  the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the risk that the REIT merger, the operating partnership merger or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; and competition within the multifamily residential real estate industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on February 24, 2015. Any forward-looking statement speaks only as of the date of this communication and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transactions contemplated by the Merger Agreement, the Company has filed with the SEC, and mailed or otherwise disseminated to the Company’s stockholders, the definitive proxy statement. The Company may file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.homeproperties.com, or by directing a written request to Home Properties, Inc. at 850 Clinton Square, Rochester, New York 14604, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about the Company’s directors and executive officers in the Company’s definitive proxy statement filed with the SEC on March 27, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement and will be included in other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Home Properties, Inc., dated September 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME PROPERTIES, INC.

September 23, 2015	/s/ Edward J. Pettinella
Edward J. Pettinella
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release of Home Properties, Inc., dated September 23, 2015